UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 15, 2016, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect three directors, each to serve for a three-year term expiring in 2019; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2015 (“say-on-pay”); (3) to authorize our Board of Directors to amend our articles of incorporation to effect an up to 1-for-10 reverse stock split of our common stock; and (4) to ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2016.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael F. Golden	67,547,444	1,800,675	3,857,022
Russell J. Knittel	67,546,878	1,801,241	3,857,022
Barry M. Monheit	67,236,927	2,111,192	3,857,022

Our stockholders approved the compensation of our named executive officers for fiscal 2015 on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	68,971,496	285,350	91,573	3,856,722

Our stockholders authorized our Board of Directors to amend our articles of incorporation to effect an up to 1-for-10 reverse stock split of our common stock.  The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Authorization to effect an up to 1-for-10 reverse stock split of our common stock	72,507,589	628,614	68,938	--

Our stockholders ratified the appointment of Semple, Marchal and Cooper, LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.  The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Semple, Marchal and Cooper, LLP as independent registered public accountants	72,990,780	135,923	78,438	--

Broker non-votes did not affect the outcome of any proposal voted on at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer